SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Section 240.14a-12

Stericycle, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2002

Dear Stockholder:

      You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, May 15, 2002, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018.

      At the Annual Meeting, you will be asked to consider and vote upon the following matters:

•	the election of a Board of Directors to hold office until the Annual Meeting of Stockholders in 2003

•	a proposal to amend our certificate of incorporation to increase our authorized number of shares of common stock from 30,000,000 shares to 80,000,000 shares

•	ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2002

•	any other matters that properly come before the meeting

      Only stockholders of record at the close of business on the record date of March 18, 2002 are entitled to vote at the Annual Meeting.

      Admission to the Annual Meeting will be by admissions card only. If you plan to attend the meeting in person, please complete and return the Reservations Form on the back cover, and an admissions card will be mailed to you. Because of space limitations, all Reservation Forms must be received by May 8, 2002. An admissions card will admit no more than two people.

      For the convenience of our stockholders who do not plan to attend the Annual Meeting in person and who desire to have their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose, or, if your shares are registered in your name, vote your shares telephonically by calling (866) 207-3912. If you return your proxy card and later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted by the proxy holders.

For the Board of Directors

Jack W. Schuler Chairman of the Board	Mark C. Miller President and Chief Executive Officer

April 10, 2002

Lake Forest, Illinois

28161 North Keith Drive

Lake Forest, Illinois 60045

PROXY STATEMENT

2002 Annual Meeting of Stockholders

To Be Held on May 15, 2002

       We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders on Wednesday, May 15, 2002, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. We are mailing this Proxy Statement and the accompanying materials to our stockholders beginning on or about April 10, 2002. In this Proxy Statement, “we,” “us,” “our” or the “Company” refers to Stericycle, Inc.

GENERAL

      Stock. Our authorized capital stock consists of common stock, par value $0.01 per share, and Series A Convertible preferred stock, par value $0.01 per share. As of March 18, 2002, the record date for the Annual Meeting, we had 18,704,580 shares of common stock and 45,405 shares of convertible preferred stock outstanding.

      Stockholders Entitled To Vote. Only holders of our common stock or our convertible preferred stock who were stockholders of record at the close of business on the record date of March 18, 2002 are entitled to notice of and to vote their shares of record at the Annual Meeting.

      Holders of common stock and holders of convertible preferred stock will vote together as a single class with respect to the election of seven of our nine directors and each other matter to be voted on at the Annual Meeting (other than the election of two directors), and holders of convertible preferred stock will vote as a separate class with respect to the election of two directors.

      Each outstanding share of common stock is entitled to one vote. With respect to matters on which holders of common stock and holders of convertible preferred stock will vote together as a single class, each outstanding share of convertible preferred stock is entitled to a number of votes equal to the number of votes possessed by the shares of common stock into which the share of preferred stock was convertible as of the record date for the Annual Meeting. As of the record date, each share of preferred stock was convertible into 61.78 shares of common stock. With respect to the election of the two directors to be elected by holders of convertible preferred stock voting as a separate class, each outstanding share of convertible preferred stock is entitled to one vote.

      Quorum. Holders of shares representing a majority of the voting power entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

      Voting. With respect to the election of Directors (Item 1), directors are elected by a plurality of the votes cast. Accordingly, the seven directors to be elected by holders of common stock and holders of convertible preferred stock voting together as a single class will be elected by a plurality of the votes cast by those holders, and the two directors to be elected by holders of convertible preferred will be elected by a plurality of the votes cast by those holders.

      With respect to the proposal to amend our certificate of incorporation to increase our authorized shares of common stock from 30,000,000 shares to 80,000,000 shares (Item 2), the affirmative vote of holders of a majority of the shares of common stock and convertible preferred stock outstanding as of the record date, voting together as a single class, will be required for approval.

      With respect to each other matter to be voted on at the Annual Meeting, the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote will be required for approval of the matter.

      A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the vote for election of directors (Item 1) (which, as noted, requires a plurality of the votes cast), but will have the effect of votes against the proposal to increase our authorized shares of common stock (Item 2) (which, as noted, requires the affirmative vote of holders of a majority of the shares of common stock and convertible preferred stock outstanding as of the record date). Shares which a stockholder abstains from voting will be included in the total of votes cast and will have the effect of votes against the matter in question. If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be taken into account in determining whether a quorum is present (if the shares are voted on any matter) and, if the matter in question is the proposal to increase our authorized shares of common stock (Item 2), the shares will have the effect of votes against the proposal. In the case of any other matter, the shares will not be included in the total of votes cast and thus will have no effect on the outcome of the vote on the matter.

      Telephone and Internet Voting. Stockholders whose shares are registered in their names directly with our stock registrar and transfer agent, LaSalle Bank, N.A., may vote their shares telephonically by calling (866) 207-3192. Stockholders whose shares are registered in the name of a brokerage firm, bank or other nominee may be able to vote their shares telephonically or via the Internet. You should be sure to check the information provided to you by your broker, bank or other holder of record to see which options, if any, are available to you.

      Proxies. If a stockholder properly completes and returns the accompanying proxy card, the shares of stock represented by the proxy will be voted as the stockholder directs. If no directions are given, the persons appointed as proxy holders will vote the shares in accordance with the recommendations of our Board of Directors.

      A stockholder may revoke a proxy at any time before it is voted by the proxy holders by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, constitute revocation of the proxy.

STOCK OWNERSHIP

Stock Ownership of Certain Stockholders

      The following table provides certain information regarding the beneficial ownership of our common stock by each person (other than a director or executive officer) who was known to us to be the beneficial owner as of March 18, 2002 of more than 5% of our outstanding common stock:

	Shares
	Beneficially
Name and Address	Owned	Percentage(1)

MDP Entities(2),(4)	1,411,804	6.56%
c/o Madison Dearborn Partners, LLC
70 West Madison Street
Chicago, Illinois 60602
Bain Entities(3),(4)	1,393,189	6.48%
c/o Bain Capital, LLC
111 Huntington Avenue
Boston, Massachusetts 02199

(1)	The percentages in this column were calculated assuming the conversion as of March 18, 2002 of all 45,405 outstanding shares of our convertible preferred stock into 2,804,993 shares of our common stock, for an assumed total of 21,509,573 shares of common stock outstanding.

(2)	The shares shown represent the 22,853 shares of our convertible preferred stock owned by the following investment funds associated with Madison Dearborn Partners, LLC (the “MDP Entities”), assuming the conversion as of March 18, 2002 of all of these shares into shares of common stock:

	Shares of Convertible	Equivalent Shares of	Percentage of
	Preferred Stock	Common Stock	Outstanding Shares

Madison Dearborn Capital Partners III, L.P.	22,268	1,375,612	6.39%
Madison Dearborn Special Equity III, L.P.	494	30,545	0.14%
Special Advisors Fund I, LLC	91	5,647	0.03%

Amendment No. 2, filed on November 21, 2001, to the Schedule 13D jointly filed by the Bain Entities and the MDP Entities on November 22, 1999, reported that each of the MDP Entities has sole voting and sole dispositive power with respect to its shares, and that Madison Dearborn Partners III, L.P., as the sole general partner or managing member of each of the MDP Entities, and Madison Dearborn Partners, LLC, as the sole general partner of Madison Dearborn Partners III, L.P., may be deemed to share voting and dispositive power with respect to the shares of common stock held by the MDP Entities.

(3)	The shares shown represent the 22,552 shares of our convertible preferred stock owned by the following investment funds associated with Bain Capital, LLC (the “Bain Entities”), assuming the conversion as of March 18, 2002 of all of these shares into shares of common stock:

	Shares of Convertible	Equivalent Shares of	Percentage of
	Preferred Stock	Common Stock	Outstanding Shares

Bain Capital Fund VI, L.P.	15,437	953,672	4.43%
BCIP Associates II	2,732	168,785	0.78%
BCIP Associates II-B	374	23,139	0.11%
BCIP Associates II-C	802	49,545	0.23%
BCIP Trust Associates	782	48,297	0.22%
BCIP Trust Associates II-B	125	7,708	0.04%
Pep Investments Pty. Limited	51	3,178	0.01%
Brookside Capital Partners Fund, L.P.	1,124	69,432	0.32%
Sankaty High Yield Asset Partners, L.P.	562	34,716	0.16%
Sankaty High Yield Partners II, L.P.	562	34,716	0.16%

Amendment No. 2 to the Schedule 13D jointly filed by the Bain Entities and the MDP entities (see Note 3) reported that each of the Bain Entities has sole voting and sole dispositive power with respect to its shares. The amendment also reported that Bain Capital Partners VI., L.P. (“BCP VI”), as the sole general partner of Bain Capital Fund VI, L.P. (“BCF VI”), may be deemed to share voting and dispositive power with respect to the shares of common stock held by BCF VI, and that Bain Capital Investors, LLC, as the sole general partner of BCP VI and the managing partner of BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates and BCIP Trust Associates II-P (the “BCIP Partnerships”), may be deemed to share voting and dispositive power with respect to the shares of common stock held by BCF VI and each of the BCIP Partnerships. In addition, the amendment reported that other entities affiliated with Bain Capital, LLC, in their roles as sole general partner or managing member, may be deemed to share voting and dispositive power with respect to the shares of common stock held by Brookside Capital Partners Fund, L.P., Sankaty High Yield Asset Partners, L.P. and Sankaty High Yield Partners II, L.P.

(4)	The Bain Entities and the MDP Entities have agreed to vote their shares of convertible preferred stock in accordance with the terms of an inter-investor agreement. By reason of this agreement, the Bain Entities and the MDP Entities may be deemed to constitute a “group” for purposes of the Securities Exchange Act of 1934. Accordingly, by virtue of their beneficial ownership of 45,405 shares of convertible preferred stock, the Bain Entities and the MDP Entities may be deemed to beneficially own 2,804,993 shares of common stock, representing approximately 13.04% of the total number of outstanding shares of common stock.

Stock Ownership of Directors and Executive Officers

      The following table provides certain information regarding the beneficial ownership of our common stock as of March 18, 2002 by (1) each of our directors, (2) each of our executive officers listed in the Summary Compensation Table on page 11 and (3) all of our directors and executive officers as a group:

		Options and
	Shares	Warrant Shares
	Beneficially	Beneficially	Combined
	Owned	Owned(1)	Percentage(2)(3)

Jack W. Schuler(4)	859,565	64,592	4.28%
Mark W. Miller(5)	477,262	148,886	2.89%
John P. Connaughton(6)	—	26,566	*
Rod F. Dammeyer(7)	1,000	9,438	*
Patrick F. Graham	—	8,188	*
John Patience	176,843	55,809	1.08%
Thomas Reusch(8)	—	26,566	*
Peter Vardy(9)	86,382	59,201	*
L. John Wilkerson, Ph.D.(10)	—	53,491	*
Richard T. Kogler	12,000	31,102	*
Frank J.M. ten Brink	9,819	84,789	*
Anthony J. Tomasello	108,546	20,415	*
All directors and executive officers as a group (12 persons)	2,106,498	516,647	10.50%

   *  Less than 1%

(1)	This column shows shares of common stock issuable upon the exercise of stock options or warrants exercisable as of or within 60 days after March 18, 2002.

(2)	The percentages in this column were calculated assuming the conversion as of March 18, 2002 of all 45,405 outstanding shares of our convertible preferred stock into 2,804,992 shares of our common stock, for an assumed total of 21,509,573 shares of common stock outstanding.

(3)	Shares of common stock issuable under stock options or warrants exercisable as of or within 60 days after March 18, 2002 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered outstanding for purposes of computing the percentage of any other person.

(4)	The shares shown as beneficially owned by Mr. Schuler include 11,410 shares owned by his wife and 23,808 shares owned by trusts for the benefit of his children, with respect to all of which Mr. Schuler disclaims any beneficial ownership.

(5)	The shares shown as beneficially owned by Mr. Miller include 76,346 shares owned by trusts for the benefit of his sons, with respect to which Mr. Miller disclaims beneficial ownership.

(6)	Mr. Connaughton is a managing director of Bain Capital, LLC. See “Stock Ownership — Stock Ownership of Certain Beneficial Owners.” Mr. Connaughton has assigned to Bain Capital, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a managing director of Bain Capital, LLC, Mr. Connaughton may be deemed to share voting and dispositive power with respect to the shares of stock owned by the Bain Entities. Mr. Connaughton disclaims any beneficial interest in these stock options or shares except to the extent of any pecuniary interest arising from his managing directorship of Bain Capital, LLC.

(7)	The shares shown as beneficially owned by Mr. Dammeyer include 1,000 shares owned by his wife, with respect to which Mr. Dammeyer disclaims beneficial ownership.

(8)	Mr. Reusché is a managing director of Madison Dearborn Partners, LLC. See “Stock Ownership — Stock Ownership of Certain Beneficial Owners.” Mr. Reusché has assigned to Madison Dearborn

Partners, LLC all of the stock options granted to him under our Directors Stock Option Plan. As a managing director of Madison Dearborn Partners, LLC, Mr. Reusché may be deemed to share voting and dispositive power with respect to the shares of stock owned by the MDP Entities. Mr. Reusché disclaims any beneficial interest in these stock options or shares except to the extent of any pecuniary interest arising from his managing directorship of Madison Dearborn Partners, LLC.

(9)	The shares shown as beneficially owned by Mr. Vardy include 20,000 shares owned by trusts for the benefit of his children, with respect to which Mr. Vardy disclaims beneficial ownership.

(10)	Dr. Wilkerson has assigned to Galen Advisors, LLC all of the stock options granted to him under our Directors Stock Option Plan. Dr. Wilkerson disclaims any beneficial interest in these stock options except to the extent of any pecuniary interest arising from his membership interest in Galen Advisors, LLC.

Item 1

ELECTION OF DIRECTORS

      Our Board of Directors is currently comprised of nine directors. All nine directors will be elected at the Annual Meeting. Seven directors will be elected by holders of our common stock and convertible preferred stock voting together as a single class, and two directors will be elected by holders of our convertible preferred stock voting as a separate class. Each director elected will hold office until our Annual Meeting of Stockholders in 2003 or until his successor is elected and qualified.

Nominees for Director

      The following table provides certain information regarding the nominees for election as directors. All nine nominees are currently serving as our directors.

Nominees for Election by Holders of Common Stock and Convertible Preferred Stock Voting Together as a Single Class

Name	Position with Company	Age

Jack W. Schuler	Chairman of the Board of Directors	61
Mark C. Miller	President, Chief Executive Officer and a Director	46
Rod F. Dammeyer	Director	61
Patrick F. Graham	Director	62
John Patience	Director	54
Peter Vardy	Director	71
L. John Wilkerson, Ph.D.	Director	58

Nominees for Election by Holders of Convertible Preferred Stock Voting as a Separate Class

Name	Position with Company	Age

John P. Connaughton	Director	36
Thomas R. Reusché	Director	46

      Jack W. Schuler has served as our Chairman of the Board of Directors since January 1990. From January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Chiron Corporation, Medtronic, Inc. and Ventana Medical Systems, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

      Mark C. Miller has served as our President and Chief Executive Officer and a director since joining us in May 1992. From May 1989 until he joined us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of Ventana Medical Systems, Inc. and Lake Forest Hospital. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

      Rod F. Dammeyer has served as a director since January 1998. He is the President of CAC, llc, a private company providing capital investment and management advisory services, and is the retired vice chairman of Anixter International, where he served from 1985 until February 2001, and the retired managing partner of Equity Group Corporate Investments, where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of Arris Group, Inc., GATX Corporation, Peregrine Systems, Inc. and TeleTech Holdings, Inc., and

as a trustee of The University of Chicago Hospitals and Health System and of Van Kampen Investments, Inc. closed-end funds. He received a B.S. degree from Kent State University.

      Patrick F. Graham has served as a director since May 1991. Mr. Graham is a vice president, business development and strategic projects, at The Gillette Company and is and a director of Intelidata Technologies, Inc. He was a co-founder of Bain & Company, Inc., where he served in a number of positions from 1973 to 1997. He received a B.A. degree in economics from Knox College and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

      John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was a general partner of Marquette Venture Partners, L.P., a venture capital fund which he co-founded and which led our initial capitalization. Mr. Patience serves as a director of Ventana Medical Systems, Inc. He received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

      Peter Vardy has served as a director since July 1990. From June 1990 to December 2001, he served as the managing director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc., where he was vice president, environmental management. He received a B.S. degree in geological engineering from the University of Nevada.

      L. John Wilkerson, Ph.D., has served as a director since July 1992. Dr. Wilkerson is a general partner of Galen Partners, L.P. and Galen Partners International, L.P., affiliated health care venture capital funds, and serves as a director of Ventro Corp. and several privately held health care companies. Dr. Wilkerson received a B.S. degree in biological sciences from Utah State University and a Ph.D. degree in managerial economics and marketing research from Cornell University.

      John P. Connaughton has served as a director since November 1999. He has been a managing director of Bain Capital, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, LLC, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in consumer products and health care strategy consulting. Mr. Connaughton serves as a director of Dade Behring, Inc., Datek Online Holdings, Inc., DealTime.com Ltd., Epoch Senior Living, The Island ECN, Inc. and Vivra, Inc. Mr. Connaughton received a B.S. degree in commerce from the University of Virginia and a M.B.A. degree from the Harvard University Graduate School of Business, where he was a Baker Scholar.

      Thomas R. Reusché has served as a director since November 1999. He is a managing director and co-founder of Madison Dearborn Partners, LLC. Prior to founding Madison Dearborn Partners, LLC in 1992, Mr. Reusché was a senior investment manager of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusché serves as a director of Hines Horticulture, Inc. and a number of private companies. He has received an A.B. degree from Brown University and a M.B.A. degree from the Harvard University Graduate School of Business.

Committees of the Board

      Our Board of Directors has standing Compensation and Audit Committees. It does not have a standing nominating committee.

      The Compensation Committee, whose members currently are Dr. Wilkerson (Chairman) and Messrs. Connaughton, Graham and Vardy, makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Compensation Committee also administers our stock option plans as they apply to executive officers.

      The Audit Committee, whose members currently are Messrs. Dammeyer (Chairman), Patience, Reusché and Schuler, makes recommendations to the full Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by our independent public accountants, and reviews and evaluates the Company’s financial reporting process and internal accounting controls. In accordance with the charter for the Audit Committee adopted by the Board of Directors, the four members of the committee are outside directors and “independent” as defined in the listing standards of the National Association of Securities Dealers, Inc.

Meetings

      Our Board of Directors held eight meetings during 2001 and acted without a formal meeting on a number of occasions by unanimous written consent. The Compensation Committee held two meetings and acted without a formal meeting on several occasions during the year, and the Audit Committee held four meetings during the year.

      All nine of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2001, with the exception of three directors (Messrs. Connaughton, Graham and Vardy), each of whom missed one meeting. All of the members of the Compensation and Audit Committees attended the respective meetings of those committees.

Compensation of Directors

      Prior to the 2001 Annual Meeting in May 2001, our directors did not receive fees or other cash compensation for their services as directors. Beginning with the election of directors at the 2001 Annual Meeting, however, each of our outside directors (i.e., directors who are neither officers nor employees of ours) is entitled to annual fees of $50,000, payable in quarterly installments, unless the director elects to convert all or a portion of his fees into stock options under the conversion program described below. Each of our outside directors reelected at the 2001 Annual Meeting chose to convert all of his annual fees into stock options pursuant to the conversion program.

      Our Directors Stock Option Plan, which was originally adopted by the Board of Directors and approved by our stockholders in 1996, was amended and restated by the Board in February 2001 and, as amended and restated, was approved by our stockholders at the 2001 Annual Meeting. The amendment and restatement added 300,000 shares to the total authorized, and the plan now authorizes nonstatutory stock options for 585,000 shares of common stock to be granted to our outside directors. As of December 31, 2001, 258,841 shares were available for future option grants under the plan.

      The Directors Stock Option Plan authorizes the Board of Directors to adopt a conversion program to allow each outside director irrevocably to elect, prior to becoming entitled to any annual fees for his services as a director, to convert into options under the plan all or any portion of the annual fees that he otherwise would have received. Prior to the 2001 Annual Meeting, the Board adopted a conversion program which allows each outside director nominated for reelection at an Annual Meeting irrevocably to elect, prior to the Annual Meeting, to convert all or any portion of the annual fees that he would otherwise receive if reelected as a director into an option under the plan for a formula-determined number of shares. That number is equal to (i) the product of four times the amount of the annual fees that the outside director elects to convert divided by (ii) the average closing price of a share of our common stock during the 12-month period ending on the last trading day prior to the Annual Meeting. The exercise price of each option is the closing price on the day of the Annual Meeting.

      All of our outside directors were reelected as directors at the 2001 Annual and, prior to the meeting, elected to convert all of their annual fees into options under the Directors Stock Option Plan. In accordance with the conversion program’s formula, each of our eight outside directors was granted an option in May 2001 for 5,938 shares at an exercise price of $45.01 per share.

      Under the terms of the Directors Stock Option Plan, the Board of Directors is authorized to grant stock options to outside directors at the times and in the amounts that the Board determines, taking into account any guidelines that the Board may adopt from time to time for this purpose. The Board has not yet adopted any guidelines for annual option grants, and with the exception of options for 2,969 shares at an exercise price of $45.01, which were granted to Messrs. Schuler and Patience in May 2001 in recognition of their contributions to our business development and growth strategies, the Board did not grant any options to our outside directors during 2001 other than options granted pursuant to the conversion program. The Board does not currently contemplate granting any options to our outside directors during 2002 other than options granted pursuant to the conversion program.

      The exercise price of each option granted under the Directors Stock Option Plan is the closing price on the date of the option grant. The term of each option granted prior to January 2000 is six years from the grant date, and the term of each option granted after December 1999 is 10 years from the grant date. Each option vests in 12 equal monthly installments and may be exercised only when it is vested. Each vested option granted prior to an amendment of the plan in February 2000 may be exercised only while the holder of the option remains a director or during the 90-day period following the date that he or she ceases to serve as a director. Each vested option granted after the amendment of the plan in February 2000 remains exercisable for the term of the option, notwithstanding that the holder has ceased to serve as a director, unless (i) the Board of Directors considers an earlier expiration date appropriate, taking into account the circumstances in which the holder ceased to serve as a director, or (ii) the director was removed from office, in which case the option remains exercisable only for 30 days after his or her removal. The term of the Directors Stock Option Plan continues until May 31, 2006, and no option may be granted under the plan after its expiration.

      Each option granted under the Directors Stock Option Plan is transferable to (i) a member of the outside director’s immediate family, (ii) a trust for the primary benefit of the outside director or one or more members of his or her immediate family, or (iii) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2% of our outstanding common stock or 10% of our outstanding convertible preferred stock and to which the outside director has a contractual obligation to assign his “outside” remuneration.

Nominees of Holders of Convertible Preferred Stock

      Messrs. Connaughton and Reusché serve as two of our directors as the respective designees of the Bain Entities and the MDP Entities. Pursuant to the terms on which we sold 75,000 shares of our convertible preferred stock to the Bain Entities and the MDP Entities, as long as they and their respective affiliates own 50% or more of the “underlying common stock” (i.e., the shares of common stock issuable, or previously issued, upon conversion of the convertible preferred stock), they have the right, voting as a separate class, to elect two directors to our Board of Directors. If they and their respective affiliates cease to hold 50% but still hold 25% or more of the underlying common stock, they have the right, voting as a separate class, to elect one director; and if they cease to hold 25% of the underlying common stock, their right to elect directors as a separate class terminates.

      At the closing in November 1999 of our sale of convertible preferred stock to the Bain Entities and the MDP Entities, we also entered into a corporate governance agreement. This agreement contains, among other provisions, provisions intended to implement the right of the Bain Entities and the MDP Entities to elect directors to our Board. The agreement requires us to nominate their two designees for election to our Board of Directors, and if our stockholders fail to elect a nominated designee, to appoint the nominated designee as a director (increasing the number of our directors to permit the appointment, if necessary).

      Pursuant to the terms on which we sold convertible preferred stock to the Bain Entities and the MDP Entities, as long as there are 18,750 shares of convertible preferred stock outstanding, holders of convertible preferred stock have the right to elect a majority of our directors upon the occurrence of certain bankruptcy events (e.g., if we make an assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due).

EXECUTIVE COMPENSATION

      The following table provides certain information regarding the compensation paid to or earned by our President and Chief Executive Officer and our three other executive officers (the “named executive officers”) for services rendered in 2001, 2000 and 1999:

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual Compensation
	Fiscal			Number of Securities	All Other
	Year	Salary	Bonus(1)	Underlying Options(2)	Compensation(3)

Mark C. Miller	2001	$280,000	$33,311	46,162	$9,928
President and Chief Executive	2000	235,000	—	50,000	4,701
Officer	1999	235,000	141,000	83,148	3,323
Richard T. Kogler(4)	2001	210,000	33,750	30,000	1,500
Executive Vice President and	2000	175,000	18,750	33,000	1,500
Chief Operating Officer	1999	168,269	125,000	132,500	300
Frank J.M. ten Brink	2001	210,000	20,672	31,156	1,500
Executive Vice President	2000	175,000	—	33,000	1,500
Chief Financial Officer	1999	168,269	93,000	69,781	300
Anthony J. Tomasello	2001	175,000	—	24,442	1,500
Executive Vice President and	2000	175,000	100,000	20,000	1,500
Chief Technical Officer	1999	168,269	—	39,130	300

(1)	Under our cash bonus program for executive officers, an executive officer may elect, in advance of any award, to forego some portion or all of any bonus otherwise payable under the program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. Under the terms of the program in effect for bonuses payable in 2001 in respect of performance during 2000, the number of shares for which an option was granted was determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elected to forego by the average closing price of our common stock during 2000. Under the terms of the program in effect for bonuses payable in 1999 in respect of performance during 1998, the number of shares for which an option was granted was determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elected to forego by the closing price of our common stock on the bonus award date. The cash bonus program was not offered in 2000.

In 2001, Messrs. Miller, ten Brink and Tomasello elected to forego $11,108, $6,891 and $38,413, respectively, of their respective cash bonuses of $44,415, $27,563 and $38,413 for their performance in 2000, receiving instead stock options for 1,862, 1,156 and 6,442 shares, respectively. In 1999, Messrs. ten Brink and Tomasello elected to forego $5,000 and $10,000, respectively, of their respective cash bonuses of $10,000 each for their performance in 1998, receiving instead stock options for 1,850 and 3,699 shares, respectively.

(2)	The stock options granted in 2001 to Messrs. Miller, ten Brink and Tomasello include options for 1,862, 1,156 and 6,442 shares, respectively, and the stock options granted in 1999 to Messrs. ten Brink and Tomasello include options for 1,850 and 3,699 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. See Note 1.

(3)	These amounts represent our matching contributions under our 401(k) plan. For 2001 and 2000, the matching contribution was 50% of the first 5% of compensation contributed by a participant, up to a maximum matching contribution of $1,500. For 1999, the matching contribution was 30% of the first $1,000 contributed by each participant. The amounts shown for Mr. Miller in 2001, 2000 and 1999 also include $7,428, $3,201 and $3,023, respectively, in life insurance premiums (and, in 2001, disability insurance premiums) that we reimbursed to him.

(4)	Mr. Kogler joined us in December 1998. The amounts shown for Mr. Kogler’s bonuses in 2001, 2000 and 1999 include $6,250, $18,750 and $25,000, respectively, paid to him in installments as a signing bonus for joining us.

2001 Stock Option Grants

      The following table provides certain information regarding stock options granted to the named executive officers in 2001. In accordance with the rules of the Securities and Exchange Commission, the following table also provides the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent forecasts of the future appreciation of the price of our common stock. We did not grant stock appreciation rights to any named executive officer in 2001.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(4)
	Underlying	Employees in	Price Per	Expiration
	Options(1)	Fiscal Year(2)	Share(3)	Date	5%	10%

Mark C. Miller	44,300	8.49%	$30.41	2/6/11	$847,112	$2,146,748
	1,862	0.36%	44.76	5/14/11	52,414	132,827
Richard T. Kogler	30,000	5.75%	30.41	2/6/11	573,665	1,453,780
Frank J.M. ten Brink	30,000	5.75%	30.41	2/6/11	573,665	1,453,780
	1,156	0.22%	44.76	5/14/11	32,541	82,464
Anthony J. Tomasello	18,000	3.45%	30.41	2/6/11	344,199	872,268
	6,442	1.23%	44.76	5/14/11	181,338	459,546

(1)	All of the stock options granted to the named executive officers were granted under our 1995 Incentive Compensation Plan or our 1997 Stock Option Plan. With the exception of the options granted pursuant to our cash bonus program for executive officers, which vest immediately, each option granted vests over a five-year period: one-fifth of the option vests at the end of the first year, and the balance of the option vests in equal monthly increments over the next 48 months.

(2)	The percentages shown in the table reflect options for a total of 521,947 shares granted to employees during 2001. The options granted to employees other than the named executive officers were granted under our 1997 Stock Option Plan or our 2000 Nonstatutory Stock Option Plan.

(3)	The exercise price per share shown in the table is equal to the closing price of a share of our common stock on the date of grant.

(4)	The potential realizable value was calculated on the basis of the 10-year term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The potential realizable value of each option was calculated using the exercise price of the option as the fair market value of the underlying stock on the grant date.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options at
	Shares		at Fiscal Year End		Fiscal Year End(2)
	Acquired	Value
	On Exercise	Realized(1)	Vested	Unvested	Vested	Unvested

Mark C. Miller	7,320	$365,414	94,173	135,910	$4,500,730	$5,506,336
Richard T. Kogler	23,044	689,096	31,456	116,000	1,439,735	4,880,143
Frank J.M. ten Brink	24,387	785,752	62,822	97,557	3,096,263	4,014,287
Anthony J. Tomasello	—	—	26,109	54,708	1,023,218	2,183,913

(1)	The value realized was determined by multiplying the number of option shares acquired by the closing price of a share of our common stock on the date or respective dates of exercise, and then subtracting the aggregate exercise price.

(2)	The value of in-the-money stock options was determined by multiplying the number of vested (exercisable) or unvested (unexercisable) options by $60.88 per share, which was the closing price of a share of our common stock on December 31, 2001, and then subtracting the aggregate exercise price.

Stock Option Plans

      We have adopted three stock option plans in addition to the Directors Stock Option Plan: (1) the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), which our Board of Directors adopted in February 2000; (2) the 1997 Stock Option Plan (the “1997 Plan”), which our Board of Directors adopted in February 1997 and our stockholders approved in April 1997; and (3) the 1995 Incentive Compensation Plan (the “1995 Plan”), which our Board of Directors adopted in August 1995 and our stockholders approved in September 1995. As amended by the Board of Directors in February 2001 and in February 2002 to add 250,000 shares and 1,000,000 shares, respectively, to the authorized total, the 2000 Plan now authorizes options to be granted for a total of 1,750,000 shares of common stock. The 1997 and 1995 Plans each authorize options to be granted or, in the case of the 1995 Plan, restricted stock awarded, for a total of 1,500,000 shares of common stock. If an option under any plan expires unexercised or is surrendered, the shares subject to the option once again become available for option grants.

      As of December 31, 2001, 81,644 shares (1,081,644 shares with the additional 1,000,000 shares added in February 2002) were available for future option grants under the 2000 Plan, 335,360 shares were available for future option grants under the 1997 Plan, and 121,441 shares were available for future option grants (or restricted stock awards) under the 1995 Plan. Each plan has a 10-year term, and no option may be granted under any plan after its expiration.

      The 2000 Plan provides for the grant of nonstatutory stock options. The 1997 and 1995 Plans provide for the grant of both nonstatutory stock options and incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code of 1986. The 1995 Plan also provides for restricted stock awards. Options may be granted to our employees and consultants under all three plans, but only our employees may be granted incentive stock options under the 1997 Plan or 1995 Plan. Officers may not be granted options under the 2000 Plan. Directors may be granted nonstatutory stock options under the 1997 Plan but may not be granted options under the 2000 Plan or 1995 Plan.

      All three plans are administered by our Board of Directors with respect to all eligible persons other than our executive officers and by the Compensation Committee of the Board with respect to our executive officers. The Board of Directors or the Compensation Committee, as the case may be, selects the eligible persons to whom options are granted or, in the case of the 1995 Plan, restricted stock is awarded and, subject to the provisions of the particular plan, determines the terms of each option or award, including, in the case of an option, the number of shares, type of option, exercise price and vesting schedule.

      The exercise price per share of options granted under all three plans may not be less than the closing price of a share of our common stock on the date of grant. The maximum term of an option granted under any plan may not exceed 10 years. An option may be exercised only when it is vested and, in the case of an option granted to an employee, only while the holder of the option remains our employee or during the 90-day period following the termination of his or her employment or, in the case of the 2000 Plan, for the period specified in the option agreement. In the discretion of the Board of Directors or the Compensation Committee, as the case may be, this 90-day or specified period may be extended to any date ending on or before the option’s expiration date. Options granted under all three plans become exercisable upon the holder’s death or upon a “change in control,” and, in addition, the Board of Directors or the Compensation Committee, as the case may be, otherwise may accelerate the exercisability of an option at any time.

Other Plans

      We maintain a 401(k) plan in which employees who have completed six months’ employment are eligible to participate. The plan permits us to make matching contributions of a percentage of the participants’ own contributions to the plan as determined each year by the Board of Directors. For 2001, we made a matching contribution of 50% of the first 5% of compensation that each participant contributed to the plan, up to a maximum matching contribution of $1,500.

      We also maintain an employee stock purchase plan, which was approved by our stockholders at the 2001 Annual Meeting. Under this plan, our employees may purchase shares of our common stock through payroll deductions at a 15% discount from the market price. The plan authorizes a total of 150,000 shares to be purchased in this manner.

Employment Agreements

      We have not entered into written employment agreements with any of our executive officers. All of our executive officers have signed confidentiality and non-competition agreements with us.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The compensation of our executive officers is determined generally by the Compensation Committee of the Board of Directors. The four members of the Committee, Dr. Wilkerson (Chairman) and Messrs. Connaughton, Graham and Vardy, are outside directors of the Company.

      Decisions of the Compensation Committee relating to executive officers’ base salaries and cash bonuses are subject to the review and approval of the full Board of Directors; decisions of the Compensation Committee relating to executive officers’ stock options are reviewed by the full Board but are not subject to the Board’s approval.

Executive Compensation Policies

      Our executive compensation policies seek to coordinate executive officers’ compensation with our performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to our long-term success and to reward executive officers for attaining individual and Company objectives that enhance stockholder value.

      Our compensation program for executive officers consists of cash compensation and long-term compensation. Cash compensation is paid in the form of a base salary and a discretionary cash bonus, and long-term compensation is paid in the form of stock options. Bonuses are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and collective performance. Stock options are intended to focus executive officers on managing our business from the perspective of owners with an equity interest and to align their long-term compensation with the benefits realized by our stockholders.

      Salaries. The Compensation Committee determines the salaries of executive officers on the basis of (i) the individual officer’s salary grade, scope of responsibilities and level of experience, (ii) the rate of inflation, (iii) the range of salary increases for our employees generally and (iv) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned any formal surveys of executive officer compensation at comparable companies, but has relied on published salary surveys for indications of salary trends generally.

      The Compensation Committee recommended an increase for 2001 in the base salaries of Messrs. Miller, Kogler and ten Brink (to $280,000, $210,000 and $210,000, respectively) in light of their performance during 2000 and the fact that their base salaries were unchanged since 1999.

      Cash Bonuses. Under our cash bonus program for executive officers, each executive officer is eligible for a cash bonus of a percentage of his base salary. The Compensation Committee specifies the percentage to be used and determines the actual bonus award on the basis of specific individual and Company performance goals and criteria.

      Pursuant to our cash bonus program and on the Committee’s recommendation, in May 2001 we paid cash bonuses of $33,125, $27,500 and $20,675 to Messrs. Miller, Kogler and ten Brink, respectively, for their performance during 2000. (Without giving effect to the prior elections of Messrs. Miller, ten Brink and Tomasello to receive stock options in lieu of cash, pursuant to our cash bonus program described in the next paragraph, their bonuses would have been $44,415, 38,413 and $27,563, respectively. Mr. Kogler did not elect to forego any portion of his cash bonus; Mr. Tomasello elected to forego his entire cash bonus.)

      Under our cash bonus program, executive officers may irrevocably elect, in advance of any award, to forego some portion or all of any bonus otherwise payable under the bonus program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that the participating executive officer elects to forego by the average closing price of our common stock during the year for which the bonus is paid. Pursuant to this program and in accordance with the officers’ prior elections, in May 2001 we granted Messrs. Miller, ten Brink and Tomasello stock options to purchase 1,862, 1,156 and 6,442 shares, respectively.

      Stock Options. The Compensation Committee believes that the grant of stock options is a desirable method of acknowledging the efforts of the Company’s executive officers and encouraging their continued high levels of performance. In deciding on the stock option grants to individual executive officers, the Committee generally employs a formula taking into account each officer’s salary grade and our financial performance as measured by a trailing average of the market price of our common stock. The Compensation Committee then adjusts the formula-based option grant by a factor reflecting the Committee’s assessment of the individual officer’s performance, initiative, contribution to our success and total compensation package. In accordance with this adjusted formula, in February 2001 the Committee granted Messrs. Miller, Kogler, ten Brink and Tomasello stock options for 44,300, 30,000, 30,000 and 18,000 shares, respectively, for their performance in 2000.

Compensation of Chief Executive Officer

      The Compensation Committee determines the compensation of the Company’s President and Chief Executive Officer, Mark C. Miller, on the basis of the same criteria applicable to the Company’s executive officers generally.

      As noted earlier, the Committee considered it appropriate to increase Mr. Miller’s base salary for 2001 to $280,000 from $235,000 in view of his performance during 2000 and the fact that his base salary had been unchanged since joining the Company in May 1992.

      In February 2001, the Committee approved a cash bonus to Mr. Miller of $44,415 (prior to reduction by reason of Mr. Miller’s election under our cash bonus program to receive stock options in lieu of cash), and in May 2001, the Committee granted Mr. Miller a stock option for 44,300 shares. The single most important factor influencing the Committee in deciding on Mr. Miller’s cash bonus and stock option grant was his leadership and oversight of the successful integration during 2000 of the medical waste business of Browning-Ferris Industries, Inc., which we acquired in November 1999. Other factors taken into account in the Committee’s decision included Mr. Miller’s management of the Company’s growth strategy generally and his leadership in identifying and overseeing our seven acquisitions during 2000.

Compensation Committee

L. John Wilkerson, Ph.D., Chairman
John P. Connaughton
Patrick F. Graham
Peter Vardy

REPORT OF THE AUDIT COMMITTEE

      We note that, as provided in the Committee’s charter, the Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to oversee the Company’s financial reporting process, including monitoring the integrity of the Company’s financial statements and the independence and performance of the Company’s internal and external auditors. We note, too, in this regard, that as the Committee’s charter also provides, it is the responsibility of the Company’s management to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility is one of oversight, and in carrying out its responsibility, the Committee is not providing any expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the independent auditors.

      We have reviewed and discussed both with management and the Company’s independent auditors, Ernst & Young LLP, the audited consolidated financial statements of Stericycle, Inc. and subsidiaries as of December 31, 2001 and for the year then ended (the “2001 financial statements”).

      We have also discussed with Ernst & Young LLP the matters required to be discussed with them by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, we have received and reviewed the written disclosures and letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the independence of Ernst & Young LLP with them.

      In the course of our review and discussions with management and Ernst & Young LLP, we considered the Company’s key accounting policies and the scope and adequacy of the Company’s internal controls, including the Company’s internal auditing procedures and staffing levels and requirements.

      Based upon these reviews and discussions, we recommend to the Board of Directors that the 2001 financial statements be included in Stericycle’s annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee

Rod F. Dammeyer, Chairman
John Patience
Thomas Reusché
Jack W. Schuler

COMPARISON OF TOTAL STOCKHOLDER RETURN

      The following graph compares the cumulative total return (i.e., stock price appreciation plus dividends) on our common stock over the five-year period ending December 31, 2001 with the cumulative total return for the same period on the Nasdaq National Market Composite Index, the Russell 3000 Index and an index of a peer group of companies that we selected. The graph assumes that $100 was invested on December 31, 1996 in our common stock and in the stock represented by each of the three indexes, and that all dividends were reinvested.

      The common stock of Allied Waste Industries, Inc., SRI/ Surgical Express, Inc. (formerly Sterile Recoveries, Inc.), Steris Corporation and Waste Management, Inc. has been included in the peer group index for the entire five-year period, and the common stock of the following companies has been included for the years or years noted parenthetically: Browning-Ferris Industries, Inc. (1996-98); Isolyser Company, Inc. (1996-1999); Isomedix, Inc. (1996); Safety-Kleen Corporation (1996-97); Sterigenics International, Inc. (1997-98); United Waste Systems, Inc. (1996-97); and U.S.A. Waste Services, Inc. (1996-97).

      The performance of our common stock reflected in the following graph is not necessarily indicative of future performance.

Item 2

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK
FROM 30,000,000 SHARES TO 80,000,000 SHARES

      In February 2002, our Board of Directors unanimously adopted a resolution approving a proposed amendment to our amended and restated certificate of incorporation, to increase our authorized shares of common stock from 30,000,000 shares to 80,000,000 shares. Each additional authorized share of common stock will have the same rights and privileges as each currently authorized share of common stock.

      The proposed amendment to our certificate of incorporation to increase our authorized common stock requires the approval of our stockholders, by the affirmative vote of holders of a majority of the shares of common stock and convertible preferred stock outstanding as of the record date, voting together as a single class. The proposed amendment, marked to show the changes that would be made to our current certificate of incorporation, appears as Exhibit A to this Proxy Statement.

      As of December 31, 2001, 26,196,451 of our 30,000,000 authorized shares were issued and outstanding or reserved for issuance as follows (taking into account the 1,000,000 shares added to our 2000 Nonstatutory Stock Option Plan in February 2002: see “Executive Compensation — Stock Option Plans”):

•	18,539,950 shares were issued and outstanding

•	3,800,000 shares were reserved for issuance upon the conversion of shares of our convertible preferred stock (including additional shares of convertible preferred stock in respect of dividends-in-kind accumulated or accrued after December 31, 2001)

•	1,909,245 shares were reserved for issuance upon the exercise of outstanding stock options (1,820,289 shares) and common stock purchase warrants (88,956 shares)

•	1,947,256 shares were reserved for issuance upon the exercise of stock options authorized but not yet granted under our stock option plans and employee stock purchase plan

      The proposed increase to our authorized common stock would give us greater flexibility in considering and planning for future business needs, including, for example, stock splits and stock dividends and other general corporate purposes.

      Other than in connection with our existing stock option plans and employee stock purchase plan, we do not have any current intentions or plans concerning the issuance or use of a material number of shares of our common stock.

      The issuance of additional authorized shares of common stock, other than in connection with stock splits and stock dividends, could have a dilutive effect on earnings per share of common stock and on the voting power and equity interests of holders of common stock at the time that the additional authorized shares are issued. Although not a factor in the Board’s decision to propose the increase in our authorized shares of common stock, one of the effects of the increase could be to enable the Board to make more difficult or discourage attempts by third parties to gain control of the Company by means of a merger, tender offer, proxy contest or other means, and thus enable the Board to protect the continuity of the incumbent management.

      Current holders of our stock do not have preemptive rights to subscribe for or purchase any shares of our authorized common stock.

      The Board of Directors recommends that stockholders vote “FOR” approval of the proposal to amend our certificate of incorporation to increase our authorized shares of common stock from 30,000,000 shares to 80,000,000 shares.

Item 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

      We have appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2002. Ernst & Young LLP has served as our independent public accountants since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

      Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with their audit of our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2001, and their review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q during the year, were $268,700.

      Financial Information Systems Design and Implementation Fees. We did not engage Ernst & Young LLP to provide any professional services during 2001 in connection with financial systems design or implementation.

      All Other Fees. The aggregate fees billed by Ernst & Young LLP for other professional services provided during 2001, primarily in connection with registration statements on Form S-3 and Form S-8 that we filed during the year, were $180,000.

      Ratification of the appointment of Ernst & Young LLP as our independent public accountants will require the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that our stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider the appointment.

      The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2002.

OTHER MATTERS

      As of the date of this Proxy Statement, our Board of Directors knows of no other business to come before the Annual Meeting for consideration by our stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Any stockholder who wishes to present a proposal for consideration at our 2003 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 16, 2002. Any stockholder who wishes to present a proposal from the floor for consideration at our 2003 Annual Meeting of Stockholders must submit the proposal to us by February 28, 2003.

      Stockholder proposals for inclusion in our proxy statement must satisfy the requirements of the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to our Corporate Secretary at 28161 North Keith Drive, Lake Forest, Illinois 60045.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 2001 were satisfied in a timely manner, with the exception that information relating to the disposition of 20,4000 shares of common stock was inadvertently omitted from the report on Form 4 that one director (Dr. Wilkerson) filed for April 2001. This omission was corrected by an amended Form 4 that the director filed in February 2002.

ADDITIONAL INFORMATION

      We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our officers and regular employees may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of our common stock.

      We will provide a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 without charge to each stockholder as of the record date for the Annual Meeting, upon the stockholder’s written request. Requests should be directed to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. A link to a copy of our Form 10-K as filed with the Securities and Exchange Commission appears on our website, www.stericycle.com. A copy of our Form 10-K may also be accessed directly from the SEC’s website, www.sec.gov.

      A copy of our 2002 Annual Report to Stockholders is available in PDF format on our website, www.stericycle.com.

Exhibit A

PROPOSED AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
(as amended)

      Article 4 of our Amended and Restated Certificate of Incorporation, as amended, shall be amended to read as follows (marked to show changes from Article 4 as it reads currently):

Article 4

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,000,000 ~~31,000,000~~ shares, divided into two classes as follows: (i) 80,000,000 ~~30,000,000~~ shares of common stock, with a par value of $.01 per share, and (ii) 1,000,000 shares of preferred stock, with a par value of $.01 per share.

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix by resolution the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of each series of preferred stock, including, without limitation, the dividend rate, conversion rights, voting rights, liquidation preference and redemption price of the series.

A-1

-----------------------------
-----------------------------

28161 North Keith Drive

Lake Forest, Illinois 60045

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

MEETING DATE MAY 15, 2002

YOUR VOTE IS IMPORTANT!

Please sign and promptly return your proxy card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically by calling (866) 207-3912.

If your shares are registered in the name of a brokerage firm, you may be able to vote your shares telephonically or via the Internet. Check the information provided by your broker to see which options are available to you.

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Reservation Form for 2002 Annual Meeting

I am a stockholder of Stericycle, Inc. and plan to attend the 2002 Annual Meeting to be held on Wednesday, May 15, 2002, at 11:00 a.m. (Chicago time), at the Embassy Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018. Please send me an admissions card.

Name
Please print name of stockholder

Name
Please print name of guest

Address

City	State Zip Code

Telephone    (         )

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If you plan to attend the 2002 Annual Meeting, please complete and return the Reservation Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. Because of space limitations, all Reservation Forms must be received by May 8, 2002. An admissions card admits no more than two people.

To avoid a delay in the receipt of your admissions card, do not return the Reservations Form with your proxy card or mail it in the enclosed envelope.

PROXY	STERICYCLE, INC. 28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045	PROXY

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

         I or we hereby appoint each of Jack W. Schuler, Mark C. Miller and Frank J.M. ten Brink (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 18, 2002 at the Annual Meeting of Stockholders to be held on May 15, 2002 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

         If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the seven nominees for election as a director by holders of common stock and holders of Series A convertible preferred stock voting together as a single class (Item 1), FOR approval of the proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 30,000,000 shares to 80,000,000 shares (Item 2), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants (Item 3). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on the reverse side.)

STERICYCLE, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1.	Election of Directors Nominee(s) 01 Jack W. Schuler 03 Rod F. Dammeyer 05 John Patience 07 L. John Wilkerson, Ph.D.	02 Mark C. Miller 04 Patrick F. Graham 06 Peter Vardy	For All	Withhold All	For All Except*	2.	Approval of proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 30,000,000 shares to 80,000,000 shares	For	Against	Abstain

	* Except Nominee(s) written above					3.	Ratification of appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2002.	For	Against	Abstain

							Date: _______________________________, 2002

Signature:

Signature:

Title or Capacity:
Instruction: Please sign exactly as your name appears immediately to the left. If signing as a fiduciary (for example, as a trustee), please indicate your fiduciary capacity. If signing on behalf of a corporation, partnership or other entity, please indicate your title or other authorized capacity. If the shares for which this Proxy is given are held jointly, both joint tenants must sign

- FOLD AND DETACH HERE -

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

STERICYCLE, INC.

Dear Stockholder:

If your shares are registered in your name, we encourage you to vote your shares by telephone. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares by telephone. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone.

The LaSalle Vote by Telephone systems can be accessed 24-hours a day, seven days a week up until May 14, 2002, the day before the meeting.

Use a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial
1-866-207-3912 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone.

PROXY (Preferred)	(Preferred) PROXY
STERICYCLE, INC.
28161 North Keith Drive
Lake Forest, Illinois 60045

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

      I or we hereby appoint each of Jack W. Schuler, Mark C. Miller and Frank J.M. ten Brink (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of Series A convertible preferred stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 18, 2002 at the Annual Meeting of Stockholders to be held on May 15, 2002 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

      If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the seven nominees for election as a director by holders of common stock and holders of Series A convertible preferred stock voting together as a single class and FOR each of the two nominees for election as directors by holders of Series A convertible preferred stock voting as a separate class (Item 1), FOR approval of the proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 30,000,000 shares to 80,000,000 shares (Item 2), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants (Item 3. It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK VOTE IN BOX [ ]

1. Election of Directors —	Holders of common stock and Series A convertible stock voting together as a single class

				For	Withhold	For All
Nominee(s)				All	All	Except*
01 03 05 07	Jack W. Schuler Rod F. Dammeyer John Patience L. John Wilkerson, Ph.D.	02 04 06	Mark C. Miller Patrick F. Graham Peter Vardy	[ ]	[ ]	[ ]

* Except Nominee(s) written above
1. Election of Directors — Holders of Series A convertible stock voting as a separate class

				For	Withhold	For Both
Nominee(s)				Both	Both	Except*
08	Thomas R. Reusche	09	John P. Connaughton	[ ]	[ ]	[ ]

* Except Nominee(s) written above

	For	Against	Abstain
2. Approval of proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 30,000,000 shares to 80,000,000 shares	[ ]	[ ]	[ ]

	For	Against	Abstain
3. Ratification of appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2002.	[ ]	[ ]	[ ]

[Date and signature lines appear on the next pages.]

Date:                     , 2002

Bain Capital Investors

BAIN CAPITAL FUND VI, L.P.

By:	Bain Capital Partners VI, L.P.

Its: General Partner

By:	Bain Capital Investors, LLC

Its: General Partner

By:

A Managing Director

BCIP ASSOCIATES II

By:	Bain Capital Investors, LLC

Its: Managing Partner

By:

A Managing Director

BCIP ASSOCIATES II-B

By:	Bain Capital Investors, LLC

Its: Managing Partner

By:

A Managing Director

2

BCIP ASSOCIATES II-C

By:	Bain Capital Investors, LLC

Its: Managing Partner

By:

A Managing Director

BCIP TRUST ASSOCIATES II

By:	Bain Capital Investors, LLC

Its: Managing Partner

By:

A Managing Director

BCIP TRUST ASSOCIATES II-B

By:	Bain Capital Investors, LLC

Its: Managing Partner

By:

A Managing Director

PEP INVESTMENTS PTY. LIMITED

By:	Bain Capital, LLC

Its: Attorney-in-Fact

By:

A Managing Director

3

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

By:	Sankaty High Yield Asset Investors, L.L.C.

Its: General Partner

By:	Sankaty Investors, L.L.C.

Its: Managing Member

By:

A Managing Director

SANKATY HIGH YIELD PARTNERS II, L.P.

By:	Sankaty High Yield Asset Investors II, L.L.C.

Its: General Partner

By:	Sankaty Investors II, L.L.C.

Its: Managing Member

By:

A Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	Brookside Capital Investors, L.P.

Its: General Partner

By:	Brookside Capital Management, LLC

Its: General Partner

By:

A Managing Director

4

Date:                     , 2002

Madison Dearborn Partners Investors

MADISON DEARBORN CAPITAL PARTNERS III, L.P.

By:	Madison Dearborn Partners III, L.P.

Its: General Partner

By:	Madison Dearborn Partners, LLC

Its: General Partner

By:

A Managing Director

MADISON DEARBORN SPECIAL EQUITY III, L.P.

By:	Madison Dearborn Partners III, L.P.

Its: General Partner

By:	Madison Dearborn Partners, LLC

Its: General Partner

By:

A Managing Director

SPECIAL ADVISORS FUND I, LLC

By:	Madison Dearborn Partners III, L.P.

Its: Manager

By:	Madison Dearborn Partners, LLC

Its: General Partner

By:

A Managing Director

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